Exhibit 8.1

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which the Company Does Business
IC Power Ltd.	Israel	IC Power Ltd.
Compania Boliviana de Energia Electrica S.A. - Bolivian Power Company Limited	Canada	Compania Boliviana de Energia Electrica S.A. – Bolivian Power Company Limited
Servicios Energéticos S.A - SESA	Bolivia	Servicios Energéticos S.A. -ESA
Kallpa Generación S.A.	Peru	Kallpa Generación S.A.
Cerro del Aguila S.A.	Peru	Cerro del Aguila S.A.
Nejapa Power Company LLC	USA	Nejapa Power Company LLC
Samay III S.A	Peru	Samay III
Surpetroil SAC	Peru	Surpetroil SAC
Samay I S.A.	Peru	Puerto Bravo

PanaGen, Limited	Bermuda	PanaGen, Limited
Verde Securities Limited	Bermuda	Verde Securities Limited
Companía de Electricidad Puerto Plata S.A.	Dominican Republic	Companía de Electricidad Puerto Plata S.A.
Compañía de Energía de Centroamérica, S.A. de C. V.	El Salvador	Compañía de Energía de Centroamérica, S.A. de C. V.
IC Power DR Operations	Dominican Republic	IC Power DR Operations
Central Cardones S.A.	Chile	Central Cardones S.A.
Lihuen S.A.	Chile	Lihuen S.A.
Cerro El Plomo S.A.	Chile	Cerro El Plomo S.A.
Colmito SpA	Chile	Colmito SpA
Termoeléctrica Colmito Ltda.	Chile	Termoeléctrica Colmito Ltda.

Hura Power S.R.L.	Dominican Republic	Hura Power
Taino Power S.R.L.	Dominican Republic	Taino Power
OPC Rotem Ltd.	Israel	OPC Rotem Ltd.
Jamaica Private Power Company Ltd.	Jamaica	Jamaica Private Power Company
Consorcio Eólico Amayo (Fase II) S.A.	Panama	Consorcio Eolico Amayo (Fase II) S.A.
Empresa Energética Corinto Ltd.	Cayman Islands	Empresa Energética Corinto Ltd.
Tipitapa Power Company Ltd.	Cayman Islands	Tipitapa Power Company Ltd.
Surpetroil S.A.S.	Colombia	Surpetroil S.A.S.
IC Power Trading S.A.S	Colombia	IC Power Trading SAS
Surenergy S.A.S ESP	Colombia	Surenergy S.A.S ESP

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
Southern Cone Power Peru S.A.	Peru	Southern Cone Power Peru S.A.
Inkia Energy Ltd.	Bermuda	Inkia Energy Ltd.

Inkia Americas Ltd.	Bermuda	Inkia Americas Ltd.
Inkia Americas Holding Ltd.	Bermuda	Inkia Americas Holding Ltd.
IC Power Holdings (Kallpa) Limited	Bermuda	IC Power Holdings (Kallpa) Limited
Inkia Holdings (Cobee) Ltd.	Bermuda	Inkia Holdings (Cobee) Ltd.
IC Power Holdings (CEPP) Limited	Bermuda	IC Power Holdings (CEPP) Limited
IC Power Holdings (Panama Generation) Limited	Cayman Islands	IC Power Holdings (Panama Generation) Limited
Inkia Holdings (JPPC) Limited	Barbados	Inkia Holding (JPPC) Limited
IC Power Panama Management S.de R.L.	Panama	IC Power Panama Management S.de R.L.
Inkia Energy Guatemala Ltd	Guatemala	Inkia Energy Guatemala Ltd

Inkia Salvadorian Power Ltd.	Cayman Islands	Inkia Salvadorian Power Ltd.
IC Power Holdings (Nejapa) Limited	Cayman Islands	IC Power Holdings (Nejapa) Limited
Nejapa Holdings Company Ltd.	Cayman Islands	Nejapa Holdings Company Ltd.
Inkia Holdings (Acter) Ltd.	Cayman Islands	Inkia Holdings (Acter) Ltd.
Southern Cone Power Ltd.	Cayman Islands	Southern Cone Power Ltd.
Latin America Holding I, Ltd.	Cayman Islands	Latin America Holding I, Ltd.
Latin America Holding II, Ltd.	Cayman Islands	Latin America Holding II, Ltd.

West Indies Development Corporation Ltd.	Jamaica	West Indies Development Corporation Ltd.
IC Power Chile Inversiones Ltd.	Chile	IC Power Chile Inversiones Ltd.
IC Power Chile SPA	Chile	IC Power Chile SPA
IC Power Holdings (Chile) Limited	Bermuda	IC Power Holding (Chile) Limited
Kanan S.A. de C.V.	El Salvador	Kanan S.A. de C.V.
Kanan Overseas I Inc.	Panamá	Kanan Overseas I Inc.
Kanan Overseas II Inc.	Panamá	Kanan Overseas II Inc.
Cenérgica Panamá Holdings II, S.A.	Panamá	Cenérgica Panamá Holdings II, S.A.
Cenérgica Panamá Holdings I, S.A.	Panamá	Cenérgica Panamá Holdings I, S.A.

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
IC Power Holdings (Colombia) Trading Limited	Bermuda	IC Power Holdings (Colombia) Trading Limited
IC Power Israel Ltd.	Israel	IC Power Israel Ltd.
AEI Nicaragua Holdings Ltd.	Cayman Islands	AEI Nicaragua Holdings Ltd.
AEI Nicaragua S.A	Nicaragua	AEI Nicaragua S.A
AEI Jamaica Holdings Ltd.	Cayman Islands	AEI Jamaica Holdings Ltd.
AEI Jamaica I Ltd.	Saint Lucia	AEI Jamaica I Ltd.
AEI Jamaica II Ltd.	Saint Lucia	AEI Jamaica II Ltd.
AEI Jamaica Inc.	United States	AEI Jamaica Inc.
Private Power Operator Ltd	Jamaica	Private Power Operator Ltd.
AEI Jamaica III Ltd	Saint Lucia	AEI Jamaica III Ltd
Inversiones Waxare S.A	Guatemala	Inversiones Waxere S.A
IC Power Nicaragua S.A	Nicaragua	IC Power Nicaragua S.A
Amayo O&M Services S.A	Nicaragua	Amayo O&M Services S.A
Nicaragua Energy Holdings Ltd.	Cayman Islands	Nicaragua Energy Holdings Ltd.
Centrans Energy Holdings (Amayo) S.A	Panama	Centrans Energy Holdings (Amayo) S.A
Consorcio Eólico Amayo S.A	Panama	Consorcio Eólico Amayo S.A
Arctas Amayo (Fase II) S.A	Panama	Arctas Amayo (Fase II) S.A
Quantum (2007) LLC	USA	Quantum (2007) LLC
IC Green Energy Ltd.	Israel	IC Green Energy Ltd.
Primus Green Energy, Inc.	USA	Primus Green Energy, Inc.
Petrotec AG	Germany	Petrotec AG
Petrotec Biodiesel GmbH	Germany	Petrotec Biodiesel GmbH
Vital Fettrecycling GmbH	Germany	Vital Fettrecycling GmbH
HelioFocus Ltd.	Israel	HelioFocus Ltd.
Heliofocus Technologies INC.	USA	Heliofocus Technologies INC.
Heliofocus Hong-Kong Ltd. (HK)	China	Heliofocus Hong-Kong Ltd. (HK)
Heliofocus Solar Power (Alxa) Co., Ltd (China)	China	Heliofocus Solar Power (Alxa) Co., Ltd (China)
I.C.G. Fuel U.S.A. Inc.	USA	I.C.G. Fuel U.S.A. Inc.
ICG Solar 3 Ltd.	Israel	ICG Solar 3 Ltd.
ICG Solar 4 Ltd.	Israel	ICG Solar 4 Ltd.
ICG Solar 5 Ltd.	Israel	ICG Solar 5 Ltd.

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